UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

SEAPORT CALIBRE MATERIALS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40975	86-3426874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

360 Madison Avenue, 20th Floor New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 616-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SCMAU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	SCMA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SCMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2021, the Registration Statement on Form S-1 (File No. 333-258024) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Seaport Calibre Materials Acquisition Corp. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On November 1, 2021, the Company consummated the IPO of 13,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one redeemable warrant (the “Public Warrants”), with each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $130,000,000 (before underwriting discounts and commissions and offering expenses). The underwriters in the IPO have an option to purchase up to 1,950,000 additional Units for a period of 45 days from the date of the Underwriting Agreement (as defined below). Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated October 27, 2021, between the Company and Seaport Global Securities LLC ("Seaport Global"), as representative of the several underwriters, which contains customary representations and warranties by the Company, conditions to closing and indemnification obligations of the Company and the underwriters (the "Underwriting Agreement");

●	a Business Combination Marketing Agreement, dated October 27, 2021 between the Company and Seaport Global;

●	a Warrant Purchase Agreement, dated October 27, 2021, between the Company and SGAM Sponsor Sub, LLC (the “SGAM Sub”), pursuant to which SGAM Sub purchased 2,585,000 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant (the “Private Placement Warrants”);

●	a Warrant Purchase Agreement, dated October 27, 2021, between the Company and Calibre Sponsor Sub, LLC (the “Calibre Sub” and together with SGAM Sub, the “Sponsors”), pursuant to which Calibre Sub purchased 2,115,000 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, subject to adjustment, at a price of $1.50 per warrant (the “Private Placement Warrants”);

●	a Warrant Agreement, dated October 27, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

●	an Investment Management Trust Agreement, dated October 27, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

●	a Registration and Stockholder Rights Agreement, dated October 27, 2021, among the Company, the Sponsors and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders, as well as certain transfer restrictions applicable to the Holders with respect to the Company securities they hold;

●	a Letter Agreement, dated October 27, 2021, among the Company, the SGAM Sub, Calibre Sub and each of the other initial stockholders, directors and officers of the Company, pursuant to which SGAM Sub, Calibre Sub, and each of the other initial stockholders, directors and officers of the Company have agreed to vote any shares of Class A Common Stock held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 15 months (or up to 18 months if the period of time to consummate a business combination is extended, as described in more detail in the Registration Statement); to certain transfer restrictions with respect to the Company’s securities; and, as to Calibre Sub and SGAM Sub, certain indemnification obligations;

●	an Administrative Support Agreement, dated October 27, 2021, between the Company and Calibre Group, LLC; and

●	Indemnification Agreements, each dated October 27, 2021, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 10.1, 4.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 4,700,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $7,050,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by the Sponsors, are identical to the Public Warrants, except that, if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption under certain redemption scenarios (except in certain redemption scenarios when the price per share of Class A Common Stock equals or exceeds $10.00 (as adjusted)), (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than Calibre Sub or SGAM Sub or their permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by, the Warrant Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2021, in connection with the IPO, Patrick Murley, Robert McMaster and Lee Muller (the “New Directors” and, collectively with Jim Tumulty and Stephen Smith, the “Directors”) were appointed to the board of directors of the Company (the “Board”). Effective October 27, 2021, each of Patrick Murley, Robert McMaster and Lee Muller was also appointed to the Board’s Audit Committee and each of Patrick Murley and Lee Muller was appointed to the Board’s Compensation Committee, with Robert McMaster serving as chair of the Audit Committee and Patrick Murley serving as chair of the Compensation Committee.

The Company will reimburse the Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, none of the Directors is party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to Certificate of Incorporation.

On October 27, 2021 the Company’s Amended and Restated Certificate of Incorporation became effective. The Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and the full text of such exhibit is incorporated by reference herein.

Item 8.01 Other Events.

A total of $131,950,000 of the net proceeds from the IPO and the Private Placement (which includes the underwriters’ business combination marketing fee of $5,200,000) was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company not complete its initial business combination within 15 months from the closing of this offering (or up to 18 months if the period of time to consummate a business combination is extended, as described in more detail in the Registration Statement) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 15 months from the closing of this offering (or up to 18 months if the period of time to consummate a business combination is extended, as described in more detail in the Registration Statement), subject to applicable law.

On October 27, 2021 the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated October 27, 2021, between the Company and Seaport Global Securities LLC as representative of the several underwriters

1.2	Business Combination Marketing Agreement, dated October 27, 2021, between the Company and Seaport Global Securities LLC

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement, dated October 27, 2021, between Continental Stock Transfer & Trust Company and the Company

10.1	Warrant Purchase Agreement, dated October 27, 2021, between the Company and SGAM Sponsor Sub, LLC

10.2	Warrant Purchase Agreement, dated October 27, 2021, between the Company and Calibre Sponsor Sub, LLC

10.3	Investment Management Trust Account Agreement, dated October 27, 2021, between Continental Stock Transfer & Trust Company and the Company

10.4	Registration and Stockholder Rights Agreement, dated October 27, 2021, among the Company, the SGAM Sponsor Sub, LLC, Calibre Sponsor Sub, LLC and the other Holders (as defined therein) signatory thereto

10.5	Letter Agreement, dated October 27, 2021, among the Company, SGAM Sponsor Sub, LLC, Calibre Sponsor Sub, LLC and each of the initial stockholders, directors and officers of the Company

10.6	Administrative Support Agreement, dated October 27, 2021, between the Company and Calibre Group, LLC

10.7	Form of Indemnification Agreement, dated October 27, 2021, between the Company and each of the officers and directors of the Company

99.1	Press Release, dated October 27, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2021

SEAPORT CALIBRE MATERIALS ACQUISITION CORP

By:	/s/ Jim Tumulty
Name:	Jim Tumulty
Title:	Chief Executive Officer